Exhibit 5.1

650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 Tel: +1.714.540.1235 Fax: +1.714.755.8290 www.lw.com FIRM / AFFILIATE OFFICES
November 19, 2020 Advantage Solutions Inc. 18100 Von Karman Avenue, Suite 1000 Irvine, California 92612	Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Advantage Solutions Inc., a Delaware corporation (the “Company”), in connection with the registration of the offer and sale by certain selling stockholders named in the Registration Statement (defined below) of up to 50,000,000 outstanding shares (the “Outstanding Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), and the issuance up to 11,250,000 shares of Common Stock (the “Warrant Shares” and collectively with the Outstanding Shares, the “Shares”) that are issuable from time to time upon exercise of outstanding warrants (the “Warrants”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2020 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Outstanding Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2.

When the Warrant Shares initially issuable upon exercise of the Warrants shall have been duly registered on the books of the transfer agent and registrar therefor in the name of or on behalf of the Warrant holders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Warrants, the Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and nonassessable. In rendering this opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

With your consent, we have assumed (a) that the Warrants have been or will be duly authorized, executed and delivered by the parties thereto other than the Company, (b) that such securities constitute or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (c) that the status of the Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP